UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: February 06, 2013 (Date of earliest event reported)
Digirad Corporation (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-50789 (Commission File Number)	33-0145723 (IRS Employer Identification Number)

13950 Stowe Drive, Poway, CA (Address of principal executive offices)		92064 (Zip Code)
(858) 726-1600 (Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b) Resignation of Directors

On February 6, 2013, Gerhard F. Burbach and R. King Nelson resigned from the Board of Directors (the "Board") of Digirad Corporation (the "Company"). Each of Messrs. Burbach and Nelson have approved this current report on Form 8-K and confirmed that they have had no disagreement with the Company relating to its operations, policies or practices.

In connection with these resignations, the Board voted to decrease the size of the Board from eight to six directors.

Jeffrey E. Eberwein has been appointed as the chairman of the Board, replacing Mr. Nelson. John M. Climaco has been appointed to both the Audit Committee of the Board as well as the Compensation Committee of the Board.

Item 8.01. Other Events

On February 7, 2013, Digirad issued a press release regarding, among other things, the resignation of Messrs. Burbach and Nelson from the Board. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits
            99.1       Press Release of Digirad Corporation dated February 07, 2013

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 07, 2013	DIGIRAD CORPORATION By: /s/ Todd P. Clyde Todd P. Clyde President and Chief Executive Officer

Exhibit Index
Exhibit No.	Description
99.1	Press Release of Digirad Corporation dated February 07, 2013